Contact: Damon Elder
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delder@ahinvestors.com

Griffin-American Healthcare REIT II Completes $541 Million in December Acquisitions, Totaling $1.5 Billion in 2013
REIT portfolio reaches $2.8 billion in assets based on aggregate purchase price
IRVINE, Calif. (Jan. 7, 2014) – American Healthcare Investors and Griffin Capital Corporation, the co-sponsors of Griffin-American Healthcare REIT II, Inc., announced today the completion of multiple acquisitions during December 2013 totaling approximately $541.3 million. In total, the REIT completed approximately $1.5 billion in acquisitions during the year, and now owns a diverse portfolio of healthcare real estate valued at approximately $2.8 billion, based on aggregate purchase price, located throughout the United States and the United Kingdom.
“We launched Griffin-American Healthcare REIT II in 2009 with the strategic goal of building a diverse, institutional-quality portfolio of clinical healthcare real estate assets,” said Jeff Hanson, chairman and chief executive officer of Griffin-American Healthcare REIT II. “Today, less than four years since we acquired our first property, we own a significant and well-diversified portfolio that is positioned for additional growth in 2014 and beyond.”
Dan Prosky, president and chief operating officer, added, “Our rapid portfolio growth has been accompanied by superior performance, as we have established consistent operating metrics that compare favorably with those of our publicly traded healthcare REIT peers.”

Griffin-American Healthcare REIT II’s most recent acquisitions, completed between Dec. 12, 2013 and Dec. 23, 2013, include:

Central Indiana Medical Office Building Portfolio II – Indianapolis, Indiana
Griffin-American Healthcare REIT II acquired four medical office buildings located in and around Indianapolis. Built between 2002 and 2007, the 57,000-square-foot portfolio is approximately 91 percent leased to a total of 11 tenants and enjoys strong relationships with the region’s leading healthcare networks, including Hancock Regional Hospital and Community Health Network, which occupies approximately 23 percent of the portfolio. The portfolio was acquired from Hoakanson Companies Inc., an unaffiliated third party represented by Jim Mount and Stephen Adams.

Kennestone East Medical Office Building Portfolio – Marietta, Georgia
Kennestone East Medical Office Building Portfolio consists of two multi-tenant medical office buildings totaling approximately 52,000 square feet located adjacent to the 633-bed Wellstar Kennestone Hospital in Marietta, Georgia. Completed in 2007, the portfolio is currently 83 percent leased to 13 tenants and enjoys a weighted average remaining lease term of six years. The portfolio was acquired from McWhirter Realty Partners LLC, an unaffiliated third party represented by Lee Asher and Chris Bodnar of CBRE.

Dux Medical Office Building Portfolio – Indiana, Michigan, Ohio and Texas
Griffin-American Healthcare REIT II acquired a multi-state portfolio of 14 medical office buildings from Duke Realty Corporation, an unaffiliated third party represented by Jeffrey Cooper and Philip Mahler of Savills LLC. The portfolio, which is more than 95 percent occupied, totals approximately 700,000 square feet located in Indiana, Michigan, Ohio and Texas and is associated with numerous leading regional hospital systems, including: Catholic Health Partners, Ascension Health, Franciscan Alliance, Duke University, Lifepoint Hospitals and CHRISTUS Health.

Midwest Continuing Care Retirement Community Portfolio – Colorado Springs, Colorado; Lincolnwood, Illinois; and Cincinnati, Ohio
Midwest Continuing Care Retirement Community Portfolio consists of four rental continuing care retirement communities located in three major urban metropolitan areas in Colorado, Illinois and Ohio. The portfolio provides its residents a variety of care options, including independent living, assisted living, memory care and skilled nursing care. The 95 percent leased portfolio is managed by Senior Lifestyle Corporation and includes a total of 785 independent living units, 242 assisted living units, 45 memory care units and 137 skilled nursing units. Developed between 1986 and 2000, the portfolio underwent a significant renovation in the mid-2000s and consists of approximately 1.4 million square feet on 80 acres. More than $11.1 million in capital improvements have been completed since 2008. The portfolio was acquired from West Loop Holdings LLC, an unaffiliated third party represented by Richard Swartz, Jay Wagner, Aaron Rosenzweig, Stuart Kim and Timothy Hosmer of Cushman & Wakefield, under a RIDEA structure, which allows for Griffin-American Healthcare REIT II to participate in both the rental and operational cash flow of each facility while continuing to utilize Senior Lifestyle Corporation as the third-party manager.

155 Crystal Run NY Medical Office Building – Middletown, New York
Built in 2001, the three-story, 72,000-square-foot 155 Crystal Run NY Medical Office Building is one of the busiest locations in terms of patient volume of Crystal Run Healthcare, one of the largest multi-specialty physician practice groups in New York State. The location serves as one of the key hubs of Crystal Run’s Orange County primary care services, with more than 80 healthcare professionals and their staff, comprising 22 medical specialties, practicing at the facility. 155 Crystal Run is the final acquisition of a six-building portfolio acquired from Crystal Run Healthcare during 2013. The entire portfolio is master-leased by Crystal Run Healthcare through 2033 with 3 percent annual rent escalations.

Griffin-American Healthcare REIT II financed the acquisitions using cash on hand and $68 million in borrowings under its unsecured line of credit with Bank of America, N.A.

About American Healthcare Investors LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate, including medical office buildings, skilled nursing facilities, senior housing and hospitals. The company was founded by nationally recognized real estate investment executives Jeff Hanson, Danny Prosky and Mathieu Streiff, who have completed in excess of $18 billion in aggregate acquisition and disposition transactions during their careers, approximately $8 billion of which has been healthcare-related real estate transactions. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin-American Healthcare REIT II, Inc.
Griffin-American Healthcare REIT II, Inc. is a real estate investment trust organized to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT II, please visit www.HealthcareREIT2.com.

About Griffin Capital Corporation
Griffin Capital Corporation is a privately-owned real estate investment company headquartered in Los Angeles. Led by senior executives each with more than two decades of real estate experience collectively encompassing more than $16 billion of transaction value and 650 transactions, Griffin Capital and its affiliates have acquired or constructed in excess of 17 million square feet of space since 1996. Griffin Capital and its affiliates currently own and manage a portfolio consisting of more than 13.4 million square feet of space, located in 28 states and representing approximately $2.2 billion in asset value. For more information regarding Griffin Capital, please visit www.GriffinCapital.com.

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This release contains certain forward-looking statements with respect to the company’s ability to build a diverse, institutional-quality portfolio of clinical healthcare real estate assets in the future; its ability to own one of the largest and most attractive portfolios of healthcare real estate; and its ability to continue its growth, and maintain its average occupancy, remaining leasing term and level of debt financing. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the availability of healthcare-related real estate for acquisition and the diversity of such assets; uncertainties regarding changes in the healthcare industry and healthcare legislation; uncertainties relating to the company’s ability to acquire additional healthcare-related real estate; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission.  Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements.  We undertake no obligation to update any such statements that may become untrue because of subsequent events.